Exhibit 10.37

ALENCO INC.

U.S. Benefit Plans Administration Committee

Unanimous Written Consent to Action in Lieu of a Meeting

The undersigned, being all the members of the U.S. Benefit Plans Administration Committee (the “Committee”), of Alenco. Inc. (the “Company”), are entitled to take action on the matters herein, and hereby unanimously consent to the adoption of the following resolutions:

A.	Amendments to Alenco Inc. Deferred Compensation Plan

WHEREAS, the Company has delegated to the Committee the right to manage the Alenco Inc. Deferred Compensation Plan (the “NQDC Plan”), and to implement amendments to the NQDC Plan consistent with its mandate; and

WHEREAS, the Committee has determined to clarify and amend the NQDC Plan, as of January 1, 2012, to make certain administrative changes to the Plan;

NOW THEREFORE BE IT RESOLVED THAT:

The following amendments are made to the NQDC Plan effective January 1, 2012:

•	ARTICLE I, 1.5 Participating Employers, add: “Encana Services Inc. is a participating employer as of April 1, 2010. Encana Natural Gas Inc. is a participating employer as of August 1, 2010.”

•	ARTICLE II, 2.1 Accounts, B., 1., delete the sentence: “However, deferrals during a particular Plan Year intended to be allocated to a Fixed Period Account may be allocated only to one Fixed Period Account with respect to such Plan Year, and no more than five Fixed Period Accounts with different maturity dates may exist for the Participant at any time.

•	ARTICLE IV, 4.1 Election to Defer Compensation, B., delete the sentence: “The Participant may also elect to defer any dollar amount of Base Compensation, in even $1,000 increments and spread evenly over the pay periods, provided that the total amount deferred may not exceed 50% of Base Compensation.”

•	ARTICLE IV, 4.1 Election to Defer Compensation, C., delete the phrase: “…or any dollar amount of such Bonus Compensation (in even $1,000 increments, up to an including 100% of Bonus Compensation)’’

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ARTICLE IV, 4.2 Election as to Form of Payment, replace the sentence: “The Participant may elect to have the Participant’s balance distributed in (1) a lump sum, (2) in annual installments over a period of 5 years, or (3) in annual installments over a period of 10 years.” with “The Participant may elect to have

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the Participant’s balance distributed in (1) a lump sum, or (2) in annual installments for any number of years up to 10.”

B.	Transfer of Trust Assets

WHEREAS, the Company has delegated to the Committee the right to manage the NQDC Plan and the Tom Brown, Inc. Deferred Compensation Plan (discontinued December 1, 2004) (the “TBI NQDC Plan”); and

WHEREAS, the Committee has determined after consideration, to transfer the Trust Assets of the NQDC Plan and the TBI NQDC Plan from Bankers Trust to Principal Trust Company, to realize cost savings and administration efficiencies;

NOW THEREFORE BE IT RESOLVED THAT:

The Trust Agreement with Bankers Trust be terminated, and the Assets of the NQDC Plan and the TBI NQDC Plan be transferred to Principal Trust Company as of January 1, 2013 (or as soon as administratively practicable), upon execution of a Trust Agreement with Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company.

AND BE IT FURTHER RESOLVED THAT:

The Committee hereby authorizes and directs, for and on behalf of the Committee through the Alenco Inc. U.S. Benefit Plans Administration Committee Mandate parts #10 and #13, the Committee Chair to take any action and execute any documents that in his opinion or in the opinion of the Company’s legal counsel may be necessary or advisable to accomplish the resolutions described above, and that one or more officers of the Company and where appropriate other employees of the Company, are further authorized to execute such documents and instruments and to take such actions as are necessary or advisable to: (1) effectuate the adoption of these resolutions; (2) implement the provisions of these resolutions; and (3) maintain compliance of the Plans with applicable laws and regulations including any filings with state or federal government agencies.

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This unanimous written consent may be executed in counterparts.

COMMITTEE MEMBERS:

/s/ John P. Keplinger		/s/ Philip J. Coyle
John P. Keplinger		Philip J. Coyle

Dated:	1-25-13	Dated:	01/25/13

/s/ Mary Viviano		/s/ Christopher J. Casebolt
Mary Viviano		Christopher J. Casebolt

Dated:	1/9/13	Dated:	1/9/13

/s/ Nancy Brennan		/s/ Rob Barclay
Nancy Brennan		Rob Barclay

Dated:	01/24/13	Dated:	1/24/13

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